EXHIBIT 10.3

C O M M O N W E A L T H O F M A S S A C H U S E T T S

CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASES

AGREEMENT made as of this 11th day of November, 2019, by and between INVO BioScience, Inc. (INVO), Jo Ann Jorge (Jorge), Francis Gleason, Jr. (Gleason), and Ronald Passch, M.D. (Paasch) (Jorge, Gleason and Paasch collectively hereinafter referred to as, Claimants), Kathleen Karloff (Karloff) and Dr. Claude Ranoux (Ranoux). Collectively, these six are hereinafter called the Parties. This writing hereinafter is called the Agreement.

WHEREAS, Claimants assert that they were shareholders, creditors, or otherwise interested in a certain company known as Medelle Corporation (Medelle), assets of which were sold in 2006 and became owned by Bio-X-Cell and were commercialized by INVO;

WHEREAS, Claimants assert claims against Medelle, INVO, Kathleen Karloff, and Ranoux arising out of the sale of Medelle’s assets and otherwise;

WHEREAS, Claimants have asserted said claims against INVO, Medelle, Karloff and Ranoux, among others, in the case known as Paasch, et al. v. INVO BioScience, Inc. et al. Suffolk (MA) Superior Court, Civil Action No. SUCV2009-5519-BLS1 (the Lawsuit), which Lawsuit now has been dismissed by said court, but which now resulted in an appeal lodged with the Massachusetts Appeals Court under docket number 2019-P1485 (the Appeal);

WHEREAS, INVO and Ranoux have denied all liability in the Lawsuit;

NOW, WHEREFORE, for the mutual exchange of sufficient consideration, the receipt of which is hereby acknowledged, the Parties hereto hereby agree, intending to be bound, to the following terms.

1.	Payments to Claimants.

INVO will make, within three business days of the exchange of fully-executed copies of this Agreement (in counterparts, as allowed below), payment as follows:

A. Wire transfer of the sum of $90,000.00 to the firm of Gleason & Gleason, P.C. as counsel for Claimants (the “Cash Payment”); and

B. Issuance of 300,000 shares (the “Shares”) of INVO common stock, par value $0.0001 per share, to Claimants as follows, and by recording in the corporate records of INVO ownership of said Shares as follows (the “Stock Payment):

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Jorge:	100,000 Shares;
Gleason:	100,000 Shares; and
Paasch:	100,000 Shares

The Cash Payment together with the Stock Payment shall be collectively referred to as the “Payment.” See Section 8.D-8.I below for acknowledgements regarding receipt of Shares.

The Cash Payment hereunder shall be complete upon receipt by Claimants, into the IOLTA Account of Gleason & Gleason, P.C., of the cash portion of the Payment as set forth in Section A above (which account details shall be transmitted to counsel for INVO prior to or contemporaneous with Claimants’ execution of this Agreement). The Stock Payment hereunder shall be complete upon the issuance (as more fully described in the paragraph below) of the Shares as set forth in Section 1B above. The date upon which (a) the Agreement is executed by all Parties and (b) the Cash Payment has been received by Claimants shall be hereafter referred to as the “Effective Date”;

The Stock Payment will be effective upon issuance of the requisite shares by INVO, as evidenced by confirmation from INVO’s transfer agent, but actual certificates are to be received by Gleason & Gleason, P.C., as counsel for the Claimants, within 30 days of the Effective Date. Should Claimants be reasonably required to take legal action to enforce requirements hereunder of issuance of the Shares or delivery of the certificates or recording of the ownership of shares in INVO’s records, Claimants shall be entitled to recover from INVO, in addition to equitable relief, their reasonable attorneys’ fees and costs in pursuing such issuance, delivery or recording.

INVO agrees to direct its outside securities regulatory counsel (currently Greg Carney of Denons US) to provide, at INVO’s sole cost, the customary and necessary legal opinion letter, if and as such Shares are eligible, pursuant to Rule 144 (See Section 8E-8H below), to be sold, assigned or transferred and one or more Claimants desires to sell, assign or transfer such Shares.

2.	Disposition of Lawsuit

The Parties agree that, within two (2) business days from the full execution in counterparts (contemplated below) of this Agreement and upon Claimants’ receipt of the Cash Payment, the Parties shall take all steps reasonably necessary to dismiss the Appeal, with prejudice, and all claims thereunder. Among other things, the Parties shall, within two (2) business days of the Effective Date and pursuant to Mass. R. App. P. 29(b), submit a consented-to Motion to Dismiss along with a joint stipulation of dismissal to the Appeals Court, voluntarily dismissing Claimants’ appeal with prejudice and with all other rights of appeal forever waived. A copy of this Motion to Dismiss and stipulation is attached hereto at Tab A. The Parties shall file the Motion to Dismiss and accompanying stipulation of dismissal within two (2) business day of the Effective Date. The failure to file the said Stipulation or Motion within this time period shall not affect the enforceability of these filing or dismissal obligations.

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3.	Non-Disparagement.

The Parties mutually agree not to disparage one another, in the marketplace and otherwise, after the date of this Agreement. Claimants agree that any obligation of INVO, Ranoux, and Karloff, except those under this Agreement, now have been fully satisfied and that any statement hereafter stating, suggesting, or implying that INVO, Ranoux, or Karloff has not satisfied all obligations between the parties shall be untrue. This section shall not preclude Claimants from asserting legal process, in good faith, to enforce terms of this Agreement. The Parties agree that, though damages may be available for breach of this provision, harm not remedied by damages is likely to occur in the event of a breach of this provision. Therefore, the Parties agree that an injunction is an appropriate partial remedy to address violations hereof.

4.	Confidentiality.

The Parties agree, and have directed their attorneys, that neither they nor their attorneys may disclose the existence, content, or amount of this settlement or the terms of this Agreement, except as strictly necessary to effectuate the terms of this Agreement, to comply with applicable law (including securities laws or regulation and the parties agree to state simply that the matter has been settled and, where disclosure of the Agreement is reasonably required under the law, to let the terms of this Agreement speak for themselves), to respond to inquiries of government or regulatory agencies, to comply with court orders, or to comply with good and accepted accounting principles, or as agreed by the Parties in writing provided that the Parties may share the Agreement with their respective attorneys, accountants or advisors. The Parties agree that, though damages may be available for breach of this provision, harm not remedied by damages is likely to occur in the event of a breach of this provision. Therefore, the Parties agree that an injunction is an appropriate partial remedy to address violations hereof. Nothing in this Agreement shall prohibit INVO from making good faith efforts to satisfy disclosure obligations required by state, federal, or international law related to financial securities or medical device regulation, or from disclosing matters otherwise made public pursuant to the above provisions (including securities laws and regulations) or otherwise.

5.	Release of INVO and Its Affiliates.

In consideration of the undertakings in this Agreement, particularly the obligation to make payments, Jo Ann Jorge, Francis Gleason, Jr., and Ronald Paasch, for themselves and their respective assigns, estates, and creditors, both current and former (the Claimant Releasors), hereby remise, release and forever discharge INVO BioScience, Inc., Bio-X-Cell, Inc., Medelle Corporation (and, if it no longer has existence, then its shareholders and creditors, as such), Kathleen Karloff, and each of their insurers and their predecessors, successors, and/or assigns, together with each of their respective principals, owners, shareholders, employees, officers, directors, and attorneys, both current and former (collectively, the Claimant Releasees), from any and all manner of action and actions, cause and causes of action, suits, debts, controversies, damages, judgments, executions, promises, torts, accords, satisfactions, claims, and demands whatsoever, in law, equity, and otherwise, whether known or unknown, that the Claimant Releasors or any of them had, has, claims to have, claims to have had, may have, or may have

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had against the Claimant Releasees, from the beginning of time to date of this Agreement, including, without limitation, all claims arising out of or relating to the purchase or sale of Medelle’s assets or the Lawsuit. This Agreement shall not supplant, but shall supplement, any settlement agreement or release of claims already existing between any of the Parties. The Parties expressly recognize that this Release is not intended to, and therefore shall not, release any party from obligations specifically stated in this Agreement.

6.	Release of Claude Ranoux

In consideration of the undertakings in this Agreement, particularly the obligation to any party to make payments, Jo Ann Jorge, Francis Gleason, Jr., and Ronald Paasch, for themselves and their respective assigns, estates, and creditors, both current and former (the Claimant Releasors), hereby remise, release and forever discharge Ranoux, and each of his insurers and his successors, estate, and/or assigns, together with each of their respective fiduciaries or beneficiaries (collectively, the Ranoux Releasees), from any and all manner of action and actions, cause and causes of action, suits, debts, controversies, damages, judgments, executions, promises, torts, accords, satisfactions, claims, and demands whatsoever, in law, equity, and otherwise, whether known or unknown, that the Claimant Releasors or any of them had, has, claims to have, claims to have had, may have, or may have had against the Ranoux Releasees, from the beginning of time to date of this Agreement, including, without limitation, all claims arising out of or relating to the purchase or sale of Medelle’s assets or the Lawsuit. This Agreement shall not supplant, but shall supplement, any settlement agreement or release of claims already existing between any of the Parties. The Parties expressly recognize that this Release is not intended to, and therefore shall not, release any party from obligations specifically stated in this Agreement.

7.	Release of Paasch, Gleason, and Jorge

In consideration of the undertakings in this Agreement, particularly the release of claims as set forth above, INVO, Karloff and Ranoux (collectively, the Defendant Releasors), for themselves and their respective assigns, estates, and creditors, both current and former, hereby remise, release and forever discharge Paasch, Gleason, and Jorge, and each of their insurers and their predecessors, successors, and/or assigns, together with each of their respective principals, owners, shareholders, employees, officers, directors, and attorneys, both current and former (collectively, the Claimant Releasees), from any and all manner of action and actions, cause and causes of action, suits, debts, controversies, damages, judgments, executions, promises, torts, accords, satisfactions, claims, and demands whatsoever, in law, equity, and otherwise, whether known or unknown, that the Defendant Releasors or any of them had, has, claims to have, claims to have had, may have, or may have had against the Claimant Releasees, from the beginning of time to date of this Agreement, including, without limitation, all claims arising out of or relating to the sale of Medelle’s assets or the Lawsuit. This Agreement shall not supplant, but shall supplement, any settlement agreement or release of claims already existing between any of the Parties. The Parties expressly recognize that this Release is not intended to, and therefore shall not, release any party from obligations specifically stated in this Agreement.

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8.	Acknowledgements Of Claimants.

A.     INVO, Ranoux, and Karloff deny all liability in the lawsuit.

B.     Claimants are not relying on any representations or statements of INVO, Ranoux, or Karloff in entering into this Agreement.

C.     No Claimant has assigned, sold, promised, or mortgaged any actual, potential, or asserted claim or interest addressed in this Agreement.

D.     Each Claimant represents that such Claimant has been given full and complete access to INVO for the purpose of obtaining such information as such Claimant or its qualified representative has reasonably requested in connection with the decision to receive the Shares. Claimant represents that it has received and reviewed copies of each report filed by INVO with the United States Securities and Exchange Commission since January 1, 2017. Claimant represents that it has been afforded the opportunity to ask questions of the officers of INVO regarding its business prospects and the Shares, all as Claimant or Claimant’s qualified representative have found necessary to make an informed investment decision to receive the Shares.

E.     Each Claimant has been advised that the Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”) or any other applicable securities laws and that Shares are being offered and sold pursuant to Section 4(2) of the 1933 Act and/or Rule 506 of Regulation D thereunder, and that the Company’s reliance upon Section 4(2) and/or Rule 506 of Regulation D is predicated in part on each Claimant’s representations as contained herein. Each Claimant acknowledges that the Shares will be issued as “restricted securities” as defined by Rule 144 promulgated under the 1933 Act (“Rule 144”). The Shares may not be resold in the absence of an effective registration thereof under the 1933 Act and applicable state securities laws unless, in the opinion of the Company’s counsel, an applicable exemption from registration is available.

F.     Each Claimant represents that it is acquiring the Shares for each Claimant’s own account, and not as nominee or agent, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the 1933 Act, in a manner which would require registration under the 1933 Act or any state securities laws.

G.     Each Claimant understands and acknowledges that the Shares, when issued, may bear the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION

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OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

H.     Each Claimant acknowledges that an investment in the Shares is not liquid and the Shares are transferable only under limited conditions. Each Claimant acknowledges that such securities must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available. Each Claimant is aware of the provisions of Rule 144, which permits limited resale of restricted securities subject to the satisfaction of certain conditions and that such Rule is not now available and, in the future, may not become available for resale of the Shares.

I.     Each Claimant acknowledges that it is able to protect its interests in connection with the acquisition of the Shares and can bear the economic risk of investment in such securities without producing a material adverse change in such Claimant’s financial condition. Each Claimant, either alone or with such Claimant’s representative(s), otherwise has such knowledge and experience in financial or business matters that such Claimant is capable of evaluating the merits and risks of the investment in the Shares.

J.     Claimants acknowledge that they have resolved amongst themselves an appropriate, fair, and binding allocation of the payments under Section 1 above and that any conflict of interest or dispute relating to the division of such proceeds or, indeed, the handling of the claims and interests resolved in this Agreement is the risk and responsibility of each of the Claimants and will be no basis, now or ever, to disclaim or avoid the obligations in this Agreement. Each Claimant has considered the option of obtaining separate legal and accounting advice.

K.     Claimants separately acknowledge that they are responsible for any tax or financial consequence of the provisions of this Agreement.

L.     Claimants acknowledge that the terms of this Agreement, and each of them, are material inducements to the Claimant Releasees (defined above) to enter into this Agreement and to take action hereunder. The failure to adhere to, but rather to take action contrary to, the provisions hereunder, including the releases, is understood to cause harm to the Claimant Releasees, or any of them, including incurring of legal fees and costs.

9.	Miscellaneous.

a.	Headings contained herein are for convenience and reference only and shall not affect the interpretation of any term or condition of this Agreement.

b.

This Agreement may be executed in counterpart originals, each of which shall be deemed an original. Once counterparts have been assembled, execution of this Agreement will be deemed effective subject to any other conditions set forth herein. Facsimile signatures (including exchanges by email of pdf copies and including signed copies generated by electronic means such as DocuSign) shall constitute original signatures for all purposes relating to this Agreement.

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c.	This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors, and assigns.

d.	This Agreement is to be construed in accordance with the laws of, and only in the courts of, the Commonwealth of Massachusetts, including its local federal courts.

EXECUTED AS UNDER SEAL AS OF THE 11th DAY OF NOVEMBER, 2019.

INVO BioSCIENCE, INC.

By: _________________________________

      Steve Shum, its Chief Executive Officer

      Duly authorized

JO ANN JORGE

_________________________________

Jo Ann Jorge, Individually

FRANCIS GLEASON, JR.

_________________________________

Francis Gleason, Individually

RONALD PAASCH, M.D.

_________________________________

Ronald Paasch, Individually

[ADDITIONAL SIGNATURES APPEAR ON FOLLOWING PAGE.]

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CLAUDE RANOUX

_________________________________

Dr. Claude Ranoux, Individually

KATHLEEN KARLOFF

_________________________________

Kathleen Karloff, Individually

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